EXHIBIT (8)(d)(2)
Amendment to Fund Participation Agreement (BlackRock)

(INVESTOR)
AMENDMENT TO FUND PARTICIPATION AGREEMENT
     Reference is made to the Fund Participation Agreement dated as of October 3, 1995, as amended, between BLACKROCK VARIABLE SERIES FUNDS, INC. (the “Fund”), and ML LIFE INSURANCE COMPANY OF NEW YORK (the “Company), on its own behalf and on behalf of each segregated asset account of the Company (the “Agreement”). This amendment to the Agreement is made as of May 1, 2008.
     WHEREAS, The Fund and the Company desire to amend the aforesaid Agreement to add additional funds, among other reasons;
     NOW, THEREFORE, in consideration of the above premises, the Fund and the Company hereby agree:
1.	Amendments.
(a)	Schedule B to the Agreement is amended in its entirety and is replaced by the Schedule B attached hereto.

(b)	Article 7 of the Agreement is hereby amended as follows:

If to the Company:	Dennis P. Gallagher, Esq.
Transamerica Asset Management, Inc.
570 Carillon Parkway
St. Petersburg, FL 33716

If to the Fund:	BlackRock Variable Series Funds, Inc.
C/O BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, DE 19809
Attn: General Counsel
(c) All references in the Agreement to “Merrill Lynch Variable Series Funds, Inc. are hereby deleted and replaced with “BlackRock Variable Series Funds, Inc.
(d) The reference to “Merrill Lynch Funds Distributors, Inc. (the “Underwriter”) in the third recital is hereby deleted and replaced with “each of FAM Distributors, Inc. and BlackRock Distributors, Inc. (collectively, the “Underwriter”)”.
(e) All references in the Agreement to Merrill Lynch Asset Management, L.P. are hereby deleted and replaced with “BlackRock Advisors, LLC.
(f) All references in the Agreement to “MLAM” are hereby deleted and replaced with “BALLC”.
2.	Effectiveness. This Amendment shall be effective as of the date first above written.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
     IN WITNESS WHEREOF, the Fund and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	/s/ Anne Ackerley

Name:	Anne Ackerley
Title:	Vice President

ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods

Name:	Arthur D. Woods
Title:	Vice President

Schedule B
List of Funds:
Class I Shares of the following Funds:
BlackRock Balanced Capital V.I. Fund
BlackRock Basic Value V.I. Fund
BlackRock Fundamental Growth V.I. Fund
BlackRock Global Allocation V.I. Fund
BlackRock Global Growth V.I. Fund
BlackRock Government Income V.I. Fund
BlackRock High Income V.I. Fund
BlackRock International Value V.I. Fund
BlackRock Large Cap Core V.I. Fund
BlackRock Large Cap Growth V.I. Fund
BlackRock Large Cap Value V.I. Fund
BlackRock Money Market V.I. Fund
BlackRock S&P 500 Index V.I. Fund
BlackRock Total Return V.I. Fund
BlackRock Utilities and Telecommunications V.I. Fund
BlackRock Value Opportunities V.I. Fund
Class III Shares of the following Funds:
BlackRock Global Growth V.I. Fund
As of May 1, 2008